UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

PartnerRe Ltd.
(Name of Registrant as Specified In Its Charter)

EXOR S.p.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	1.	Title of each class of securities to which transaction applies:

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&

On May 29, 2015, John Elkann, Chairman and Chief Executive Officer of EXOR S.p.A. (“EXOR”), gave a presentation during an Investor and Analyst Conference Call.  A copy of the slides used in the presentation is provided below:

1 APRIL 2015 PARTNER RE 1 INVESTORS AND ANALYSTS CONFERENCE CALL MAY 29, 2015 (16:30 CENTRAL EUROPEAN TIME)

2 Certain statements and information contained in this communication that are not statements of information or historical fact constitute forward - looking statements, notwithstanding that such statements are not specifically identified as such . These forward - looking statements include, but are not limited to, statements regarding a proposal by EXOR S . p . A . , a società per azioni organized under the laws of the Republic of Italy (“EXOR”) to acquire PartnerRe Ltd . , a Bermuda exempted company (“ PartnerRe”), business development activities, including the timing of closing pending transactions, numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with PartnerRe’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and expected future performance (including expected results of operations and financial guidance), and the future growth opportunities, financial conditions, operating results, strategy and plans of each of PartnerRe and EXOR and other matters . Forward - looking statements may include terminology such as “anticipates,” “expects,” “intends,” “plans,” “forecasts,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “objective,” “goal,” “outlook,” “opportunity,” “tentative,” “remains,” “on track,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar terminology . These statements are based upon the current expectations and projections about future events and, by their nature, address matters that are, to different degrees, uncertain and are subject to inherent assumptions, risks and uncertainties, including, but not limited to, assumptions, risks and uncertainties discussed in PartnerRe’s most recent annual or quarterly report filed with the Securities and Exchange Commission (the “SEC”) and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in EXOR’s public announcements or filings with the Borsa Italiana which factors are incorporated herein by reference . Important factors that could cause actual results to differ materially from the forward - looking statements we make in this communication are set forth in other reports or documents that we file from time to time with the Borsa Italiana, and include, but are not limited to : (i) the ultimate outcome of any possible transaction between EXOR and PartnerRe including the possibilities that EXOR will not pursue a transaction with PartnerRe and that PartnerRe will reject a transaction with EXOR ; (ii) if a transaction between EXOR and PartnerRe were to occur, the ultimate outcome and results of PartnerRe, the ultimate outcome of EXOR’s pricing and operating strategy applied to PartnerRe and the ultimate ability to realize the anticipated benefits of the transaction ; (iii) the future financial condition, operating results, strategy and plans for PartnerRe ; ( iv) the effects of governmental regulation on the proposed transaction ; (v) ability to obtain regulatory approvals and meet other closing conditions to the transaction, including the necessary shareholder approvals, on a timely basis ; (vi) our ability to sustain and grow revenues and cash flow from, the need for innovation and the related capital expenditures and the unpredictable economic conditions in the global markets ; (vii ) the impact of competition from other market participants ; (viii) the risks and uncertainties detailed by PartnerRe with respect to its business as described in its reports and documents filed with the SEC . All forward - looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement . EXOR expressly disclaims and does not assume any liability in connection with any inaccuracies in any of these forward - looking statements or in connection with any use by any party of such forward - looking statements . Any forward - looking statements contained in this presentation speaks only as of the date of this presentation . EXOR undertakes no obligation to update or revise its outlook or forward - looking statements, whether as a result of new developments or otherwise

3 This presentation does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval . EXOR has filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the SEC in connection with the upcoming special meeting of the shareholders of PartnerRe at which the PartnerRe shareholders will consider certain proposals regarding the proposed transaction with AXIS Capital Holdings Limited (the “Special Meeting Proposals”) . This material is not a substitute for the Preliminary Proxy Statement that EXOR has filed with the SEC or any other documents which EXOR may send to its or PartnerRe’s shareholders in connection with the proposed transaction . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION . All such documents, when filed, are available free of charge at the SEC’s website (www . sec . gov) or by directing a request to EXOR through the investor contacts listed above .

4 A BOUT EXOR C USHMAN & W AKEFIELD (“C&W”) DISPOSAL $ 137 . 50 PER SHARE ALL - CASH BINDING OFFER TO ACQUIRE P ARTNER R E Q & A AGENDA

A BOUT EXOR

6 ▪ One of Europe’s leading investment companies, controlled by the Agnelli family ▪ An entrepreneurial owner with over a century of successful investments ▪ Focused on global businesses primarily based in Europe and the U.S . ▪ Actively participates in building its companies ▪ Committed to a conservative capital structure NAV GROWTH OVER TIME EXPECTED TO EXCEED MSCI W ORLD I NDEX PERFORMANCE IN E UROS EXOR AT A GLANCE Investments 11,332 73.9% Other Investments 697 4.5% Financial Investments 1,131 7.4% Cash and Cash Equivalents 1 1,883 12.3% Treasury Stock 981 6.4% Gross Asset Value (GAV) 15,327 100.0% Gross Debt (1,690) Ordinary Holding Costs 2 (170) Net Asset Value (NAV) 13,467 26 M AY 2015 € MN 2,999 1,169 19.6% 7.6% 6,467 42.2% % GAV 1 - March 31 figures adjusted to take into account asset disposals (AWH and Sequana) and investments (PRE) 2 – Over 10 years

2015 BoD WITH MAJORITY OF INDEPENDENT DIRECTORS

2009

- EXOR results from the merger by incorporation of IFIL in IFI
- BoD with 17 Directors, 4 of whom are independent

24% INDEPENDENT DIRECTORS

2012

- Reduced number of BoD members (from 17 to 15), with 6 independent directors
- New directors with international profile

40% INDEPENDENT DIRECTORS

2015

- Majority of independent directors
- Increased sectorial and international expertise

53% INDEPENDENT DIRECTORS

INDEPENDENT DIRECTORS



ANNEMIEK FENTENER VAN VLISSINGEN
CHAIRMAN SHV HOLDINGS
NLD



GIOVANNI CHIURA [1]
CFO SORGENIA
ITA



MINA GEROWIN
DIRECTOR LAFARGE, CNH INDUSTRIAL
USA



JAY YONG LEE
PRESIDENT & COO SAMSUNG ELECTRONICS
ROK



ANTONIO HORTA-OSORIO
GROUP CEO LLOYDS BANKING GROUP
PRT



ROBERT SPEYER
PRESIDENT & CO-CEO TISHMAN SPEYER
USA



MIKE VOLPI
PARTNER INDEX VENTURE
ITA



RUTHI WERTHEIMER
FOUNDER & CHAIRMAN 7-MAIN
ISR

1 - Candidate proposed by minority shareholders
All countries displayed refer to issuing country of passport

7

EXOR

8 0 5 10 15 20 25 30 35 40 45 50 2009 93.3 37.8 55.5 2010 45.8 17.2 28.6 2011 (24.4) (4.5) (19.9) 2012 20.6 11.4 9.2 2013 16.2 18.7 (2.5) 2014 14.8 17.2 (2.4) 2015 YTD 32.5 15.7 16.8 C OMPOUNDED ANNUAL RATE 27.4 17.7 9.7 A NNUAL PERCENTAGE CHANGE YEAR 1 - EXOR NAV 2 - MSCI D ELTA (1 - 2) EXOR HISTORICAL NAV PERFORMANCE NET ASSET VALUE GROWTH ▪ Active NAV management ▪ Share capital simplification ▪ Increased transparency in communication ▪ Lower volatility in financial markets ▪ Annualized share price growth: +38.6% NAV DISCOUNT TIGHTENING NAV ( € mn) – EXOR share price ( € ) M ARCH 2009 T ODAY 58.6% 19.1% 1 - Data in 2009 started on March 1, the date before EXOR’s listing on Borsa Italiana; data in 2015 up to May 26 . MSCI refers to MSCI World Index in Euro 2,968 3,708 4,497 5,258 5,737 5,818 5,520 6,624 8,364 8,883 8,752 5,965 6,320 7,470 7,128 7,464 7,620 8,364 8,533 9,162 8,852 9,886 9,097 8,891 10,164 13,334 13,467 EXOR Listing Jun-09 Dec-09 Jun-10 Dec-10 Jun-11 Dec-11 Jun-12 Dec-12 Jun-13 Dec-13 Jun-14 Dec-14 Today

C USHMAN & W AKEFIELD (“C & W”) DISPOSAL

OVERVIEW OF EXOR OWNERSHIP

	ACQUISITION	THE FINANCIAL CRISIS	IMPROVING THE BUSINESS	EXIT
	2006-07	2008-09	2010-14	2015
KEY FACTS	▪ On Dec 19, 2006 EXOR signed a contract to acquire a majority stake in C&W, establishing a total enterprise value of $975mn for the Company ▪ Transaction closed on March 30, 2007 when EXOR acquired a 71.52% stake for $625mn	▪ Due to the 2008-09 financial crisis and the negative impact on Leasing and Investment Sale transaction-related revenue, the Company's profitability suffered ▪ In contrast to other industry leaders, C&W did not require a capital increase because of its conservative capital structure and the support of EXOR through a $50mn committed credit facility	▪ EXOR focused on: - Improving business mix from a predominantly US-based transaction firm to a global, diversified real estate service provider - Improving operating margins and bridging the gap with top 2 industry leaders - Positioning the company to hire the right talent to grow in a supportive environment for real estate services	▪ EXOR and C&W sign definitive agreement to sell C&W to DTZ. Merger will create one of the world's largest real estate service companies ▪ The transaction establishes a total enterprise value for C&W of $2.042bn and is expected to generate net proceeds of $1.278bn for EXOR

KEY FIGURES ($MN)	2006	2009	FROM 2010...	...TO 2014	
Revenues[1]:	1,528	1,210	1,400	2,096[3]	▪ Q1 2015 results set record for C&W, with revenues up 19% and significantly higher EBITDA compared to Q1 2014
Adj. EBITDA[2]:	116	28	107	175[3]	
Adj. EBITDA margin:	*7.6%*	*2.3%*	*7.6%*	*8.4%*	

1 - Refers to "Commission and Service Fee Revenue" (CSFR)
2 - Adjusted EBITDA removes the impact of certain acquisition and non-recurring reorganization-related charges. Adjustments have been applied since 2013 (previous figures refer to EBITDA)
3 - Figures do not include the Massey Knakal acquisition which closed on Dec 31, 2014

10

EXOR

OVERVIEW OF KEY C&W BUSINESS ACHIEVEMENTS UNDER EXOR OWNERSHIP

ACTIONS IMPLEMENTED | **KEY FIGURES ($MN)** | **ADDITIONAL COMMENTS**

1 IMPROVING BUSINESS MIX

- Transform C&W business from a predominantly US-based transaction firm to a global, diversified real estate service provider


APAC Revenues
+293%
44
173
2006
2014


CIS Revenues1,2
+225%
186
605
2006
2014

- C&W Business transformation required very limited M&A activity and resulted predominantly through organic growth initiatives

2 IMPROVING OPERATING MARGINS

- Focus on improving operations and business operating leverage to reduce gap vs. industry leaders


Adj. EBITDA margin3
C&W
+0.8 p.p
7.6%
8.4%
2006
2014
CBRE
(3.3) p.p
16.2%
12.9%
2006
2014
JLL
(3.0) p.p
15.0%
12.0%
2006
2014

- C&W is the only company amongst top 3 industry leaders to have improved EBITDA margin since 2006

3 POSITION C&W TO GROW THE BUSINESS

- Create a company culture supportive to hire and retain talent
- Provide the financial resources required to grow the business


Global Revenues2
+37%
1,528
2,096
2006
2014


Global Adj. EBITDA4
+51%
116
175
2006
2014


Global Employees
+41%
11,500
16,200
2006
2014

- EXOR focused on retaining earnings within C&W to support organic growth (only $10mn in aggregate dividends paid to shareholders from 2007 to 2014)

1 - CIS: Corporate Occupier & Investor Services, which primarily includes non-transaction, recurring revenue from the delivery of Property, Facility, Asset and Project Management services
2 - Refers to "Commission and Service Fee Revenue" (CSFR)
3 - C&W, and JLL 2006 figures refer to EBITDA margin. CBRE figures refer to Normalized EBITDA
4 - 2006 figure refers to EBITDA

11

EXOR

C&W/DTZ TRANSACTION OVERVIEW

SOUND STRATEGIC RATIONALE OF THE MERGER	▪ Will result in one of the largest global real estate service companies, with revenues over $5.5bn, and over 43,000 employees ▪ Combined entity to operate under the iconic Cushman & Wakefield brand ▪ High complementarity in every service-line and major markets worldwide ▪ Well capitalized owners committed to investing in the Company's future growth
OFFER PRICE	▪ The transaction: - Establishes a total enterprise value of $2.042bn for C&W - Will generate net proceeds of $1.278bn in respect of EXOR's approximately 75% shareholding in C&W on a fully diluted basis[1] ▪ No price adjustment, contingency or earn-out
KEY CONTRACT PROVISIONS	▪ No financing conditions ▪ No post-closing indemnifications or escrow ▪ Cash portion of consideration to come from committed equity and debt sources ▪ Customary reps and warranties ▪ Customary interim covenants ▪ D&O indemnity survival for 6 years
TIMELINE	▪ The closing of the transaction is expected in the fourth quarter of 2015 subject to customary closing conditions and receipt of regulatory approvals

The transaction is expected to generate for EXOR:

- A capital gain of $722[2]mn (€645mn; ca. 2.0x MoM)
- A 10.9% IRR in EUR and 8.6% IRR in USD
- An over-performance[3] vs. top industry leaders such as CBRE (1.4% IRR in USD) and JLL (6.1% IRR in USD) and vs. MSCI World EUR index (6.6% IRR in EUR)

1 - Approximately 75% EXOR shareholding is a result of C&W shares repurchases and retirements over the years partially offset by dilution linked to management incentive plans
2 - Based on EUR/USD conversion rate of 1.12
3 - CBRE, JLL and MSCI IRR calculated from March 30, 2007 to May 11, 2015, including cash dividends; MSCI World EUR refers to the MSCI Daily Net TR World Euro Index which includes reinvested dividends

12

EXOR

$137.50 PER SHARE A LL - CASH BINDING OFFER TO ACQUIRE P ARTNER R E

14 EXECUTIVE SUMMARY (1/2) ▪ EXOR’s Binding Offer to acquire PartnerRe common shares for $137.50 per share in cash, $6.8 billion in total, is clearly superior to the AXIS transaction:  10% premium to the implied value of PartnerRe under the Revised AXIS Amalgamation 1  All - cash consideration delivers immediate and certain value at closing  Superior contract terms compared to AXIS  Also superior for preferred shareholders and other constituencies ▪ EXOR encourages the PartnerRe Board to engage constructively in compliance with the topping procedures in its existing AXIS Agreement  In particular, EXOR fails to understand why the PartnerRe Board, which in January approved the AXIS transaction valuing PartnerRe at $107.54 per share 2 , now finds EXOR’s $137.50 per share Binding Offer unacceptable for its shareholders ▪ EXOR’s continued willingness to engage in good faith to further improve its closing certainty gives the PartnerRe Board the opportunity to reverse its previous course of action and act in the best interests of its shareholders and other stakeholders (preferred owners, employees, clients) 1 - Based on AXIS’ unaffected closing share price of $52.14 on 5/5/2015 (last closing price prior to takeover speculation for AX IS if the AXIS Agreement is terminated) 2 – Consists of 2.18 shares of AXIS per PartnerRe share. Based on AXIS’ share price of $49.33 on 1/23/2015 (last closing price b efore the Initial AXIS Agreement was announced)

EXECUTIVE SUMMARY (2/2)

- Should the PartnerRe Board continue to refuse to engage properly, EXOR is determined to work directly with PartnerRe's shareholders
- EXOR has filed a preliminary proxy statement with the SEC to solicit votes from PartnerRe shareholders "AGAINST" the AXIS Agreement at the special general meeting
- PartnerRe shareholders may exercise their sovereignty by voting "AGAINST" the AXIS Agreement at the upcoming shareholder meeting with confidence that EXOR's Binding Offer will remain actionable
  - EXOR Binding Offer included definitive merger agreement signed by EXOR parties
  - EXOR Binding Offer may be accepted by PartnerRe by countersigning the merger agreement as soon as the AXIS Agreement is terminated[1]
  - No due diligence or other actions required by EXOR
  - Investment grade bridge facility fully executed and syndicated
- EXOR remains fully committed to consummating its superior transaction
  - Invested $609 million to purchase a 9.9% stake in PartnerRe

1 - The offer remains open until 5:00pm Bermuda time on the earlier of the second date following termination of the AXIS amalgamation agreement and 7/11/2015 (which is two days following the expected date of the special general meeting of PartnerRe shareholders to consider the AXIS transaction). The offer will become null and void if PartnerRe has not accepted the offer by delivery of the countersignature to the merger agreement prior to the expiration time noted above or if such acceptance would violate law

15

EXOR

EXOR'S BINDING OFFER IS CLEARLY SUPERIOR TO THE AXIS TRANSACTION

	AXIS $125.17[1] ~90% Stock	EXOR $137.50 100% Cash
DELIVERING SUPERIOR VALUE TO COMMON SHAREHOLDERS	✘	✔
PROVIDING IMMEDIATE AND CERTAIN VALUE AT CLOSING	✘	✔
SUPERIOR CONTRACT TERMS	✘	✔
SUPERIOR FOR PREFERRED SHAREHOLDERS	✘	✔
SUPERIOR FOR OTHER STAKEHOLDERS (EMPLOYEES, CLIENTS)	✘	✔

1 - Consists of 2.18 shares of AXIS and special dividend of $11.50 per PartnerRe share. Based on AXIS' unaffected closing share price of $52.14 on 5/5/2015 (last closing price prior to bid speculation for AXIS if the AXIS Agreement is terminated)

16

EXOR

EXOR'S BINDING OFFER DELIVERS SUPERIOR VALUE FOR PARTNERRE COMMON SHAREHOLDERS

PARTNERRE'S OFFER VALUE COMPARISON



$137.50[1]
+$12.33
$125.17
+$13.67
$123.83
EXOR's Binding Offer (All-Cash)
Unaffected Value[2]
Pro Forma TBVPS[3]
Revised AXIS Transaction (~90% Stock)

- EXOR's Binding Offer of $137.50 per share represents a 10% premium to the implied value of the AXIS Transaction[2]
- EXOR's Binding Offer delivers approximately $14 of additional TBVPS to PartnerRe shareholders
- Reinvesting the EXOR cash consideration in (re)insurance peers (or other equities) would result in illustrative value of $162 per share by 2017[4] for PartnerRe shareholders, well exceeding the TBVPS value potential of the AXIS transaction[5]

FULL, IMMEDIATE AND GUARANTEED VALUE TO PARTNERRE COMMON SHAREHOLDERS AT CLOSING

1 - PartnerRe shareholders to continue to receive regular dividend until closing, in addition to the $137.50 per share they will receive at closing of the EXOR transaction
2 - Consists of 2.18 shares of AXIS and special dividend of $11.50 per PartnerRe share. Based on AXIS' unaffected closing share price of $52.14 on 5/5/2015 (last closing price prior to takeover speculation for AXIS if AXIS Agreement terminated)
3 - Equal to estimated pro forma tangible book value per share for AXIS (at assumed closing date of 9/30/2015), multiplied by the exchange ratio of 2.18 plus the special dividend of $11.50. This reflects the estimated pro forma tangible book value per share received by PartnerRe shareholders
4 - Equal to EXOR's all-cash offer of $137.50 and two $0.70 PRE quarterly dividends prior to assumed closing date of 12/31/2015, compounded at 8.0% annual return based on estimated equity market return of a basket of reinsurance/primary insurance peers (or other equity securities) until year-end 2017
5 - Based on estimates for pro-forma tangible BVPS that reflect the PRE/AXS earning projections disclosed in the Form S-4 Registration Statement filed on March 16, 2015 and $200mn estimated cost synergies

17

EXOR

18 1 - Latest unaffected share price of $114.14 as of 1/23/2015 (last closing price before the Initial AXIS Agreement was announced ) ▪ EXOR is not “opportunistically” taking advantage of a trough in the reinsurance market cycle or the company share price, but offering full value to PartnerRe common shareholders ‒ EXOR’s Binding Offer recognizes a 20% premium to the latest unaffected share price of PartnerRe 1 ‒ EXOR’s Binding Offer recognizes a significantly higher premium compared to the average PartnerRe share price over the past 5 years PRE Share Price 1/23/2015 1 $114.14 EXOR Binding Offer of $137.50 per share EXOR’S BINDING OFFER VALUES P ARTNER R E AT SIGNIFICANT PREMIUM TO HISTORICAL SHARE PRICES $40.00 $60.00 $80.00 $100.00 $120.00 $140.00 Jan-2010 Jan-2011 Jan-2012 Jan-2013 Jan-2014 Jan-2015

ALL-CASH CONSIDERATION PROVIDES VALUE CERTAINTY COMPARED TO UNCERTAIN AXIS FUTURE SHARE PRICE

- EXOR's all-cash offer provides value certainty
- In contrast, the value of the AXIS Transaction remains uncertain and is subject to many factors:
  - Realization of meaningful synergies
  - Execution of complex integration
  - Retention of key clients and employees
  - Potential for large catastrophe losses
  - Market risk
  - Impact of challenging operating environment
- Cash offer is particularly attractive when PartnerRe management projects earnings to decline

KEY OPERATING CHALLENGES

- Growing reinsurance industry capital base
- P&C reinsurance pricing still under pressure
- Increasing retention level by primary insurers
- Depletion of favorable reserve releases
- Continued low interest rate environment

PARTNERRE PROJECTED OPERATING EARNINGS[1] ($MN)



572
508
479
16%
2015E
2016E
2017E

1 - As per PartnerRe management projections published in the Form S-4 Registration Statement filed 3/16/2015, relative to the PartnerRe / AXIS Amalgamation Agreement

19

EXOR

20 1 - Calculated as the AXIS daily closing share price multiplied by the 2.18x exchange ratio ▪ From January 26, 2015 (the day after the announcement of the initial PartnerRe / AXIS transaction) to April 13, 2015 (the day before the announcement of EXOR’s initial proposal) PartnerRe average share price under the Initial AXIS Agreement 1 was $112.22 per share ▪ The $112.22 average share price represented a 2% discount to the PartnerRe unaffected share price of $114.14 on January 23, 2015 ‒ the last trading day before the announcement of the initial AXIS transaction THE MARKET ASCRIBED LIMITED VALUE TO SYNERGIES IN THE PROPOSED AXIS TRANSACTION IMPLIED P ARTNER R E SHARE PRICE BASED ON AXIS AGREEMENT $107.00 $109.00 $111.00 $113.00 $115.00 $117.00 1/26/15 2/6/15 2/17/15 2/28/15 3/11/15 3/22/15 4/2/15 4/13/15 PartnerRe share price of $114.14 on January 23, 2015 Average PartnerRe implied share price of $112.22 under the initial AXIS Agreement

21 ▪ In contrast to the AXIS Agreement, the Merger Agreement signed by the EXOR parties has : x No minimum “A - ” A.M . Best rating closing condition, which is present in the AXIS Agreement. This clause allows AXIS to terminate the existing transaction in the event of material losses incurred by PartnerRe x No requirement for EXOR shareholder approval (AXIS shareholder approval is required under the AXIS Agreement ) x Appropriately sized “breakup” fee of $250 million, representing approximately 3.7% of the total equity value of the transaction vs . the 4.5% amount under the AXIS Agreement (the revised AXIS Agreement increased the breakup fee by $30 million, an amount equal to 11% of the incremental value to PartnerRe shareholders) x N o preclusive changes to the ordinary definition of “Superior Proposal” (as made in the revised AXIS Agreement) allowing customary process for competing offers ▪ Otherwise, the Merger Agreement has substantially the same terms and conditions as under the AXIS Agreement (but for changes dictated by the cash nature of the EXOR offer and changes to reflect termination of the AXIS Agreement ) EXOR’S BINDING OFFER ALSO HAS SUPERIOR CONTRACT TERMS

EXOR'S TRANSACTION ALSO SUPERIOR FOR PREFERRED SHAREHOLDERS

+	**SUPERIOR FINANCIAL STRENGTH AND CREDITWORTHINESS**	▪ The transaction proposed by EXOR will have no impact on the existing financial strength of PartnerRe; no new debt will be incurred by PartnerRe, no extraordinary dividend will be paid – Conversely, under the AXIS transaction, PartnerRe is to pay an approximately $560mn special cash dividend, or $11.50 per share, at closing ▪ EXOR has significant financial resources with $15bn NAV[1] and, over the past 100 years, a successful track record of consistently supporting its portfolio companies ▪ EXOR to bolster PartnerRe's financial strength with more conservative capital distribution policy – By contrast, a combined AXIS - PartnerRe plans to return all of its combined earnings to shareholders via dividends and shares repurchases[2]
+	**NO INTEGRATION RISK**	▪ PartnerRe will operate as the same standalone business of today with continuity of management, employees and brand ▪ Avoids the widespread "redundancies" of the AXIS transaction that may further weaken the franchise and its financial strength ▪ Avoids the risk of client losses due to the competitive concerns created by the AXIS transaction, where AXIS primary insurance operations compete with PartnerRe's existing client base
=	**MAINTAINS CURRENT TERMS AND RIGHTS**	▪ After the EXOR transaction, PartnerRe preferred equity securities will remain outstanding with current terms and rights and continued listing, registration and reporting requirements under the Exchange Act
=	**SAME TAX TREATMENT**	▪ No difference in tax treatment to Preferred holders between the EXOR Transaction and the AXIS Transaction

SAME TREATMENT OF THE PREFERRED SHARES AS UNDER THE AXIS AGREEMENT, BUT IN A STRONGER AND SAFER COMPANY

22

1 - EXOR Net Asset Value as of 3/26/2015
2 - As disclosed by AXIS on its conference call on 3/4/2015

EXOR

23 S TRENGTHENING THE P ARTNER R E B RAND ▪ PartnerRe will remain an independent company, operated by the same management team ▪ Employee “redundancies” contemplated in the AXIS transaction will be avoided M ANAGEMENT C ONTINUITY N O D ISRUPTIVE I NTEGRATION S TRONG AND C OMMITTED O WNER F OCUS ON L ONG - T ERM V ALUE C REATION ▪ No complex integration process that would cause disruption and confusion for clients, brokers, management and employees ▪ In contrast to the AXIS transaction, no conflict of interest with PartnerRe clients ▪ PartnerRe brand with 20+ year track record of success in the reinsurance marketplace preserved and enhanced ▪ Strong and committed long - term owner willing to strengthen PartnerRe’s balance sheet and grow the company under the right market circumstances ▪ PartnerRe to better withstand earnings volatility and operate without the pressures of being a public company, enhancing its ability to build long - term value EXOR’S TRANSACTION ALSO SUPERIOR FOR OTHER STAKEHOLDERS

24 NO SUBSTANTIVE REGULATORY RISKS AND HIGH CLOSING CERTAINTY FOR THE EXOR TRANSACTION PROVEN REGULATORY TRACK RECORD PROVIDES GREATER CERTAINTY TO REGULATORS ▪ EXOR has invested in insurance and reinsurance in the past and currently owns insurance and other regulated financial service businesses in several jurisdictions ▪ EXOR has a proven track record of completing very complex transactions ▪ EXOR has engaged a highly experienced team of regulatory counsels in Bermuda, Hong Kong, Ireland, Singapore, the United Kingdom and the United States (including the states of Delaware, Montana, New York and Ohio) ▪ The global regulatory team has made meaningful progress in preparing applications and submissions to the extent required in various jurisdictions ▪ Unlike the AXIS bid, EXOR’s Binding Offer does not involve a complex integration, a change in management or the business plan of the regulated insurance companies ▪ EXOR does not compete with PartnerRe and the EXOR Binding Offer is not anti - competitive, so we do not expect any substantive antitrust issues ▪ Unlike the AXIS transaction, which strips $560 million of cash from PartnerRe to pay an extraordinary dividend, EXOR’s Binding Offer does not involve any extraordinary dividend ▪ EXOR expects to enhance PartnerRe’s financial strength by adopting a capital distribution policy more conservative than the one employed by PartnerRe and AXIS in the past EXOR FULLY COMMITTED TO COMPLETING TRANSACTION ▪ EXOR Merger Agreement requires use of “reasonable best efforts” to obtain the necessary regulatory approvals – a very high legal standard and the exact same covenant that applies in the AXIS amalgamation agreement ▪ EXOR has shown its commitment to completing the transaction by investing approximately $609 million in cash to become PartnerRe’s largest shareholder CERTAINTY OF EXOR’S CLOSING IS ADDRESSED IN DETAIL IN THE APPENDIX

REVIEW OF PARTNERRE ACTIONS TO DATE (1/2)

DECEMBER / JANUARY

The process had flaws from inception

- PartnerRe Board approached single party to seek combination, agreeing to transaction within one week
- Deal with AXIS priced at $107.54 per share, a 6% discount to PartnerRe's unaffected share price of $114.14
- PartnerRe Board couched sale of Company as an MOE to justify lower value, but AXIS management to fill CEO, CFO and other key senior management positions
- Agreed to aggressive deal protection mechanics with AXIS, including an outsized $285mn break fee and expense reimbursement
- PartnerRe management and financial advisors apparently excluded from key decision process
- Transaction Committee of three non-executive directors designed process that led to PartnerRe's CEO resigning immediately upon the announcement of the AXIS transaction, leaving shareholders with an outside director (and a member of the Transaction Committee) being named as interim CEO
- Interim CEO given material bonuses tied to closing of AXIS Agreement; other two Transaction Committee members with personal economic benefits tied to the AXIS Agreement

APRIL 14 TO MAY 4

EXOR tried to negotiate on friendly terms but PartnerRe would not engage bilaterally or grant due diligence

- On April 14, EXOR submitted initial all-cash offer valuing PartnerRe at $130 per share
- AXIS and PartnerRe Transaction Committee jointly approved highly unusual "waiver" process to circumvent topping procedures in AXIS Agreement
- EXOR engaged in good faith with PartnerRe Board, satisfying all queries while receiving no due diligence information
- Instead of negotiating with EXOR, PartnerRe used the waiver process to renegotiate with AXIS
- AXIS / PartnerRe effectively acknowledged superiority of EXOR's offer by announcing revised transaction involving $11.50 per share pre-close special dividend to PartnerRe shareholders
- Revised AXIS Agreement increased breakup fee by $30mn, 11% of the $270mn of incremental value to PartnerRe shareholders
- PartnerRe Chairman on record publicly stating that competing bidders "should have the good sense to stay away"

25

EXOR

REVIEW OF PARTNERRE ACTIONS TO DATE (2/2)

MAY 12 TO MAY 22

EXOR has provided a clear path for shareholders and calls for PartnerRe to treat shareholders fairly regarding vote solicitation for the AXIS transaction

- **On May 12, EXOR submitted revised all-cash Binding Offer of $137.50 per share**
- **EXOR Binding Offer represented $370mn increase vs. initial EXOR offer, further widening value gap when compared to the $270mn of incremental value provided to PartnerRe shareholders by the revised AXIS Agreement**
- **EXOR Binding Offer also included more favorable contract terms to PartnerRe than AXIS Revised Transaction**
- **On May 20, PartnerRe Board attempted to create impression of openness by offering engagement, but again only through a highly unusual "waiver" circumventing topping procedures in the AXIS Agreement**
- **On May 21, EXOR offered to engage in good faith with PartnerRe to further improve deal certainty, in compliance with the AXIS Agreement procedures**
- **On May 22, the PartnerRe Board concluded EXOR's price and terms were unacceptable. The Company is proceeding to shareholder approval of deal with AXIS, but has not disclosed the record or meeting date**
- **On May 22, the PartnerRe Board also rejected EXOR's standard request for the list of beneficial shareholders so that EXOR and PartnerRe are on equal footing in communicating with shareholders regarding the AXIS vote**

26

EXOR

27 ▪ In its May 12 submission of its Binding Offer, EXOR provided a clear path for the PartnerRe Board to enter into a mutually satisfactory transaction ▪ EXOR is still willing to negotiate in good faith with the PartnerRe Board to provide further deal certainty on the following basis: ‒ EXOR offer price is firm at $137.50 per share ‒ PartnerRe Board recognizes EXOR’s Binding Offer is reasonably likely to be a “Superior Proposal” as defined in the AXIS Agreement ▪ EXOR’s proposed process of engagement with the PartnerRe Board: ‒ R espects the procedures to deal with third party proposals the PartnerRe Board itself negotiated with AXIS ‒ Does not place any risk on PartnerRe shareholders because the existing AXIS Agreement will continue to remain effective EXOR REMAINS WILLING TO ENGAGE

ACTIONABLE ALTERNATIVE AND SHAREHOLDER SOVEREIGNITY

1. EXOR's Binding Offer provides PartnerRe shareholders with certainty of execution
   - Binding Offer contains EXOR signature pages to the Merger Agreement
   - Executable by PartnerRe immediately upon termination of the AXIS Agreement[1]

2. EXOR filed proxy materials with the SEC to solicit shareholders to vote "AGAINST" the AXIS Agreement at the PartnerRe special general meeting

3. After termination of the AXIS Agreement[1], PartnerRe's Board can simply execute its signature pages to accept the EXOR Binding Offer with no further action required by EXOR, thus providing shareholders with a clear avenue to achieving the certain and superior value offered by EXOR

EXOR EXPECTS TO BE ABLE TO CLOSE TRANSACTION IN FOURTH QUARTER OF 2015, ASSUMING NO FURTHER DELAYS FROM PARTNERRE BOARD

1 - The offer remains open until 5:00pm Bermuda time on the earlier of the second date following termination of the AXIS amalgamation agreement and 7/11/2015 (which is two days following the expected date of the special general meeting of PartnerRe shareholders to consider the AXIS transaction). The offer will become null and void if PartnerRe has not accepted the offer by delivery of the countersignature to the merger agreement prior to the expiration time noted above or if such acceptance would violate law

28

EXOR

29 WHAT EXOR WILL LOOK LIKE 26 May 2015 GAV € 15.3bn 1,2 Pro - forma GAV € 18.5bn 1,2 PartnerRe 3 COMMITTED TO MAINTAIN A CONSERVATIVE CAPITAL STRUCTURE 1 Process to spin - off and list Ferrari is ongoing 2 Figures may not add due to rounding 3 PartnerRe € 6.179bn = € 571mn (closing prices of 9.9% of PRE in EXOR portfolio) plus € 5.607bn (90.1% of $6.8bn) assuming 1.0926 EURUSD (exchange rate as of May 26, 2015)

APPENDIX

31 In its May 20, 2015 letter to EXOR, PartnerRe provided the following non - price criticisms of the EXOR Merger Agreement: 1. EXOR parent and its controlling shareholders have no contractual obligation to actually make the required regulatory filings or otherwise assist in obtaining regulatory approvals • The Merger Agreement requires the EXOR parties to use their reasonable best efforts to obtain all required regulatory approvals, including an express obligation to obtain information from affiliates • This is the same exact covenant that was found acceptable in the AXIS Agreement PartnerRe Criticism EXOR Response • EXOR expects to obtain all required regulatory approvals to acquire PartnerRe as: i. EXOR has invested in insurance and reinsurance in the past and currently owns insurance and other regulated financial service businesses in several jurisdictions ii. EXOR has engaged a highly experienced team of global regulatory counsels that have already made meaningful progress in preparing applications and submissions to the extent required in various jurisdictions • EXOR has spent over $609 million to become PartnerRe’s largest shareholder, unequivocally proving that EXOR is fully incentivized to complete a transaction with PartnerRe • EXOR is willing to consider in good faith reasonable requests to provide additional closing certainty through guarantees of these non - financial regulatory closing obligations EXOR’S BINDING OFFER: FOCUS ON OTHER CLOSING CERTAINTY ASPECTS (1/3) 2. EXOR is not properly incentivized to obtain regulatory approvals because EXOR’s offer does not include a regulatory termination fee that would require EXOR to pay a sizeable fee in the event EXOR is unable to obtain such approvals 3. EXOR’s parent guarantee only guarantees the payment obligations of the EXOR subsidiary if a transaction were to close. If the EXOR parties to the proposed merger agreement breached any of their other obligations, PartnerRe would have limited recourse

32 4. The deal protection measures in EXOR’s proposed merger agreement are not appropriate in the context of an all - cash transaction, especially one without a pre - signing market check • The deal protection measures are more favorable in the EXOR Merger Agreement than in the AXIS Agreement • PartnerRe’s stated concerns on this point are a red herring, as: i. No other proposals have surfaced since the AXIS Agreement was announced on January 25, 2015 and ii. EXOR would have no objections if PartnerRe would decide to solicit additional interest from now until the signing of the EXOR Merger Agreement • EXOR $137.50 per share all - cash Binding Offer fully compensates PartnerRe shareholders for the increased value of PartnerRe’s business until closing of the EXOR transaction (expected to occur at the end of 2015) • The EXOR Merger Agreement permits also cash dividends of up to $0.70 per common share per quarter until closing (plus a pro rated dividend through the closing date) • Under the EXOR Binding Offer, PartnerRe shareholders will receive certain value of $137.50 per share in cash, even if PartnerRe suffers significant catastrophe losses prior to closing. This is in contrast with the AXIS transaction where PartnerRe’s shareholders tangible book value per share will be reduced by any catastrophe losses prior or after closing • Timing risk does not exist under EXOR’s all - cash Binding Offer for two reasons: i. EXOR removed the A.M. Best “A - ” minimum rating condition to closing (that AXIS has in its transaction agreement) ii. EXOR excluded catastrophe losses from the closing conditions related to material adverse effects 5. EXOR’s offer should, but fails, to adequately compensate PartnerRe’s shareholders for both (i) the increased value in PartnerRe’s business between now and the closing of any potential transaction with EXOR and (ii) the increased risk posed to PartnerRe’s shareholders by virtue of the delay inherent in a transaction with EXOR relative to the AXIS transaction, which is expected to be able to close at or shortly following shareholder approval PartnerRe Criticism EXOR Response EXOR’S BINDING OFFER: FOCUS ON OTHER CLOSING CERTAINTY ASPECTS (2/3)

33 • EXOR Binding Offer entails no optionality as: i. It has the same exact covenant of the AXIS Agreement to obtain all required regulatory approvals ii. It has more closing certainty than the AXIS Agreement (e.g.. no minimum “A - ” A.M. Best rating closing condition) • EXOR’s offer fully anticipates the payment of the $315 million of fees and expenses to AXIS prior to entry of the Merger Agreement. PartnerRe cannot in good faith suggest that it is precluded from accepting the Superior Proposal because of the breakup fee it owes AXIS where the topping bidder is willing to accept that value depletion in making its Superior Proposal 6. EXOR’s offer entails significant optionality that would allow EXOR to walk away from a transaction without consequence, requires PartnerRe’s shareholders to bear the risk of paying up to $315 million of termination fees and expense reimbursement to AXIS and imposes incremental execution risk while failing to adequately compensate shareholders in return PartnerRe Criticism EXOR Response EXOR’S BINDING OFFER: FOCUS ON OTHER CLOSING CERTAINTY ASPECTS ( 3 /3)

34 APRIL 2015 PARTNER RE 34 INVESTORS AND ANALYSTS CONFERENCE CALL Q

&A MAY 29, 2015